SUB-DISTRIBUTION AGREEMENT

This Distribution Agreement is made and entered into as of May 27th, 2015(the **"Effective Date")** by and between mCig Inc., **("mCig"** or the **"Company")**, a Nevada corporation and JCP Wholesale **("JCP").** Located at 468 N. Camden Drive, Suite 200 Beverly Hills, CA 90210 and other locations, mCig and JCP are each sometimes referred to herein individually as a **"Party"** or collectively as the **"Parties."**

RECITALS

WHEREAS, mCig is a manufacturer of its own line of e- cigarettes and vaporizers and the Exclusive Master Distributor "Just Chill Products" brand in particular a CBD line of Products and all other products from the Chill Line

WHEREAS, JCP is engaged in the business of advertising, marketing, distributing, and selling electronic cigarettes products with abilities in the sales, storage, and distribution of such products;

WHEREAS, JCP wishes to market, sell, and distribute the Chill Line of CBD Products Chill items offered (herein "Products") in the C-Store markets, Head Shops, Smoke Shops and Cash & Carry Markets that JCP is currently servicing in the United States (collectively referred to as the "Markets"), and JCP desires to be engaged to market, sell,and distribute the Products

WHEREAS, JCP wishes to serve a sub-distributor for mCig's Chill line of products in the Markets, branding the Products.

WHEREAS, mCig and JCP desire to enter into a relationship whereby JCP will store the Products in its warehouses and wholesale the Products to the Markets at mutually agreed upon pricing guidelines, as set out in Exhibit B (the "Pricing and Sales Guidelines").

AGREEMENT

NOW, THEREFORE, in consideration of these premises and of the mutual promises and covenants contained herein, mCig and JCP agree, the receipt and sufficiency of which are hereby acknowledged, to the following:

1. Appointment of JCP as a Sub-Distributor for the Chill line of products. mCig hereby appoints JCP to act as mCig's sub-distributor for All the Chill Line Products Master Distributed by mCig, which include, those products set forth in Exhibit A (the **"Products")** and noted accordingly.

2. Duties of JCP. shall have the following duties:

(a) JCP shall purchase the Products from mCig for all the Chill Line of products and shall use its commercially best efforts to effectuate sales and distribution of mCig's Chill Line Products, supporting mCig in the smoke and vape shop category, including without limitation offering mCig Products to the Market retailers and other customers with the support of mCig (as may be reasonably requested from time to time)

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(b) JCP shall store mCig's /Chill Products in its warehouses and shall comply with all regulatory standards for importation, storage, shipment and handling of the Products. Which if not stored correctly will diminish the products quality and in particular and may cause the CBD oil to leak and if so will be at the expense of JCP... Storage requirements are set in Exhibit A.

(c) JCP shall provide input in all aspects of the marketing mix (i.e. product, pricing, and promotion).

(d) JCP shall place all order directly with mCig –

(e) JCP shall work with mCig quarterly sales orders in advance

(f) JCP shall comply with all the laws and legal requirements with respect to its marketing, storage and distribution of mCig's/ Chill line of CBD Products

(g) As a sub- distributor JCP shall be responsible for maintaining the wholesale prices that mCig sets as a Master Distributor. The standardized prices set are done in accordance with mCig national sales strategy. This means that JCP shall be responsible for selling products at set wholesale prices based on minimum orders. No deviation from this pricing is allowed. Should mCig find out that JCP has deviated from pricing (Set on Exhibit A) and has disturbed the market by reducing wholesale pricing without written approval from mCig is subject to one or all of the following

1. Pricing increase
2. Temporary hold of future shipments
3. Termination of sub-distribution agreement

(h) In no event shall mCig have any liability to JCP for any punitive, consequential, incidental or indirect damages as a result of, arising out of, or related to this Agreement, even if it has been advised of the possibility of such damages, except for gross negligence or intentional misconduct on the part of mCIg All damage claims shall be limited to actual damages incurred or to be incurred. The liability of mCig hereunder shall in all cases be limited to the aggregate amount of funds received by JCP from mCig pursuant to this Agreement.

3. Duties of mCig. mCig shall have the following duties:

(a) mCig will provide to JCP only those Products that are merchantable, compliant with all applicable laws and suitable for shipping.

(b) mCig will provide to JCP the Pricing and Sales Guidelines for the Products, as set forth in Exhibit A & B.

(c) mCig will use reasonable commercial efforts to maintain on its premises an adequate stock of the Products, both for display to the public sufficient to satisfy the projected sales volume and shall use reasonable commercial efforts to fill all orders requested by JCP within a reasonable time after the receipt of each order.

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(c) mCig will support all of JCP's sales efforts related to the Products and provide knowledge, insight and support for sales efforts as requested.

(d) mCig agrees to provide full access to all Chill marketing, sales, reference, and collateral materials to enable support for use in commercializingthe Products, including specifically JCP marketing and branding strategies for the Products asset forth in Exhibit C (the "Marking and Branding Strategies") to be added in as they are established.

4. mCig Covenants and Warranties.

(a) mCig will have the Chill manufacture replace, all Products that are delivered to JCP in an unsalable condition, provided JCP notifies mCig and of such condition within thirty (72) hours of receiving product. mCig will replace, any Product subject to a recall... Disposition of any unsalable, defective, spoiled or recalled Products if it is determined that it was not caused my improper storage ore handling from JCP and not from their customers.

(b) mCig will comply with all applicable federal, state and local laws. mCig warrants and represents that all Products delivered to JCP or its customers shall, upon delivery, be merchantable products of good quality produced in accordance with mCig's specifications and free of defects.

5. Pricing Points and Sales Guidelines. JCP shall purchase from mCig the Chill products, to be sold by JCP in their existing retail Markets. JCP shall maintain and substantially comply with the mutually agreed upon Prices in Exhibit A and Pricing and Sales Guidelines in Exhibit B. If the Pricing and Sales Guidelines are not met, Product shipments by mCig may be suspended until such time as JCP and mCig can come to a resolution and JCP can cure this infraction or mCig's option to increase prices and or terminate sub distribution agreement. The Pricing and Sales Guidelines may be amended upon 20 days' written notice, by mutual consent of the Parties in writing, as may be determined by changes in Product availability and volatility of the market.

(a) In certain instances, JCP may choose to work in conjunction with another party ("Sub- Sub-Distributor") on a specific opportunity. In those cases, JCP may contract with Sub- Distributor in its sole discretion and communicate these efforts with mCig. JCP and will be responsible for enforcing all standardized pricing schedule sin Exhibit A & B with any sub-sub distributors and is held accountable as if they made the infractions directly.

(b) In the event of non-renewal or termination of the Agreement, JCP shall, immediately prior to non-renewal or termination, pay mCig all outstanding amounts due, and upon demand by mCig will produce all Products that have been paid for through the date of non-renewal or termination of the Agreement.

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6. Duration of Agreement.

(a) Term. The term of this Agreement shall be for one (2) years and shall begin from the Effective Date. Thereafter, the Agreement will be automatically renewed for successive one (2) year periods. The Agreement may also be renewed or extended upon written agreement of the Parties at any time.

(b) Termination. Either Party may terminate this Agreement, provided such party provides 90-day notice. This Agreement shall also terminate prior to the end of any term or renewal period upon any of the following conditions:

i. Immediately upon determination by any governmental authority with jurisdiction over the Parties that this Agreement is contrary to existing laws, rules or regulations;

ii. Upon written notice by mCig if JCP materially breaches this Agreement; provided JCP has not cured such breach within twenty (20) days after receiving such notice;

iii. Upon written notice by mCig if JCP materially breaches this Agreement; provided mCig has not cured such breach within twenty (20) days after receiving such notice; or

iv. Immediately upon the mutual written consent of the Parties.

(c) Change of control. In the event of change of control of either Party, this Agreement shall transfer to the new entity replacing such Party, unless such obligations are modified bymutual consent of the Parties. If such a new entity wishes to terminate the Agreement, it will be required, upon termination to either (a) complete the 90 day period following notice of termination, or (b) develop a new agreement on mutually acceptable terms.

7. Expenses. All expenses and disbursements, including, but not limited to those for travel, entettainment, office, clerical, and general expenses that may be incurred by either Party in connection with the services provided pursuant to this Agreement, shall be borne by the Party incurring those expenses and disbursements, unless otherwise agreed in advance in writing by the Parties.

8. Samples. mCig shall provide a small amount of samples to JCP Any additional needed for marketing materials upon request of JCP agrees to distribute samples and advertising materials to promote the Products will be at published prices.

9. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Other than as indicated herein, neither Party mayassign this Agreement or any rights or obligations hereunder without the prior written consent ofthe other Party.

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10. Independence. mCig recognizes that JCP is free to manage its business as it deems best and that JCP has the right to determine the effort and resources JCP will exert to develop and promote the sale of the Products handled by JCP, it being recognized that JCP consult with mCig to uphold retail chain account pricing and promotional programs and not to diminish Chill brand. JCP will be liable for misrepresentation of the relationship with mCig other than as sub-distributor. JCP does not have the right to offer exclusivity for the Chill line of products in any capacity.

11. Independent Contractors. The Parties to this Agreement are independent contractors. Neither party is a legal representative of the other party. Nothing in this Agreement shall be deemed to create a partnership, joint venture or any other relationship other than a business-to-business service provider relationship. Neither Party shall be deemed to be an employee or agent of the other Party.

12. Indemnification.

(a) Each party will indemnify, defend and hold harmless the other party and its members, managers, officers, directors, employees, representatives, affiliates, subcontractors and agents (collectively, "Related Parties") from and against any and all liabilities, damages, obligations, losses, costs and expenses, including without limitation reasonable attorneys' and other legal fees ("Liabilities"), and will defend the indemnified persons against any and all claims, actions, suits, proceedings and hearings, arising out of or resulting from: (1) the indemnifying patty's breach of any of its representations , warranties and covenants set fo1th in this Agreement; (2) the indemnifying party 's material default in the performance of any of its obligations under this Agreement; and (3) any negligence or willful misconduct on the part of the indemnifying party or its agents in connection with the Products or related to this Agreement. In addition, JCP acknowledges that mCig is the Master Distributor of the Chill Product Lines will do its best efforts to work with mCig should either party have to defend, from and against, any third party (including without limitation governmental agencies) claims, suits, damages, liabilities, judgments , costs or expenses resulting from any defects in the Products or harm caused to consumers by the Products, intellectual property rights related to the Products, JCP performance of its obligations under this Agreement (other than with respect to JCP gross negligence, willful misconduct or breach by JCP of any of its obligations hereunder), and mCig gross negligence, willful misconduct or breach of its obligations hereunder. JCP will give mCig cooperation and any and all available information and assistance in the defense of a claim or suit; to the extent it is able without incurring additional cost.

(b) With respect to any claim for which one party seeks indemnification from the other patty (an "Alleged Indemnifying Party") under this Section 13, the party seeking indemnification (the "Alleged Indemnified Patty") will: (1) advise the Alleged Indemnifying Party of such claim, in writing, within 15 days after the Alleged Indemnified Party has received notice of such claim, or within such other period of time so as not to materially prejudice the rights and obligations of the Alleged Indemnifying Party, whichever period is shorter; and (2) provide all reasonable cooperation and assistance requested by the Alleged Indemnifying Party and its representatives in the investigation and defense of any such claim for which indemnification is sought. Neither patty will settle compromise or consent to the entry of any judgment with respect to any claim that is the subject of

Indemnification without the other party's prior written consent, which consent will not be withheld, delayed. In any matter that is the subject of indemnification under this Agreement, the Alleged Indemnified Party may participate in the defense of such claim at its own expense.

13. Insurance. JCP, during the term of this Agreement , will at its sole cost and expense obtain and keep in force a policy of commercial general liability insurance related to its manufacture and sale of the Products under this Agreement in amounts equal to at least $1,000,000 in the aggregate, including product liability coverage. Upon request of mCig at any time, and at reasonable intervals, JCP will furnish a certificate of insurance, in form reasonably acceptable to mCig, evidencing such insurance, naming mCig as an additional insured, and providing for at least 30 days' prior written notice to mCig of any cancellation, termination or change of such insurance coverage.

14. Confidentiality. Each Party shall treat the other Party's business or proprietary information as confidential, including the terms of this Agreement.

15. Export Controls. JCP acknowledges and understands that certain items or information exchanged with prospective customers hereunder may be subject to export controls and restrictions (including, but not limited to the Export Administration Regulations (EAR), the Export Administration Act (EAA), and the sanctions laws administered by the Office of Foreign Assets Control).

16. Publicity. Other than as required by law, no public release or announcement concerning this Agreement shall be made by either Party without advance written approval from the other Party.

17. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

18. Notices. Notices to each party shall be sent via U.S. First Class Mail to such address as each Party shall hereafter specify in writing to the other.

19. Severability. Should any provision hereof be deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

20. Attorneys ' Fees. In the event that legal proceedings are instituted to enforce or to interpret any provisions of this Agreement, each party in such proceedings shall be required to pay for their own defense.

21. Entire Agreement. This Agreement and the Exhibits hereto set forth the entire understanding of the Parties with respect to the subject matter hereof and supersede any and all prior agreements, arrangements or understandings relating to the subject matter hereof between Just Chill Products and JCP Directly and understand and accepts being a sub- distributor and to adhere to the requirements of the agreement between mCig and JCP. This Agreement shall not be amended in any regard except upon written agreementdated subsequent to this Agreement and signed by both Parties.

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22. Arbitration. All claims, disputes or disagreements which may arise out of the interpretation, performance or breach of this Agreement, or which in any way relate this Agreement, whether brought during or after expiration of the term, shall be submitted exclusively to binding arbitration in, California with either JAMS or the American Arbitration Association , and before a single independent arbitrator regardless of the issue or amount in dispute provided that such single independent arbitrator has the expertise and experience to preside over the issue(s) in dispute, each party to bear its own expenses, attorney fees, and administrative charges. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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SIGNATURES

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized agents to be made effective as of the last date entered below.

Signed for and on behalfof:

mCig, Inc.	JCP Wholesale
By: [signature]	By [signature]
Print .	Print Alan Wadhwania
Name: Paul Rosenberg	Name: J. CP Wholesale
Title: CEO	Title: Sales Associate
Date: 6/16/2015	Date: 6/16/15
Address for Notice:	Address for Notice:
mCig, Inc. 433 North Camden Dr. 6th Floor Beverly Hills, CA 90210	468 N CAMDEN DRIVE SUITE 200 BEVERLY HILLS, CA. 90210

EXHIBIT A

JCP PRODUCT PRICELIST

PRICING TO SUB- DISTRIBUTORS

GOLD	**1ml**	
	Sub Distributor	$16.00
	Retail	$40.00

GOLD	**.5ml**	
	Sub Distributor	$10.00
	Retail	$30.00

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EXHITBIT B
PRICING AND SALES
GUIDELINES

GOLD	1ml	Retail: $40.00	
Box 25ct		Wholesale	Retail
0-50	Store Owner Pricing	$25.00	$40.00
51-250	Store Owner Pricing	$23.00	$40.00
250-1k	Store Owner Pricing	$22.00	$40.00
Box 25ct		Wholesale	Retail
1k-5k	Distributors only	$20.00	$40.00
5k and up	Distributors only	$18.00	$40.00

GOLD	.5ml	Retail $30.00	
Box 12ct		Wholesale	Retail
0-48	Store Owner Pricing	$18.00	$30.00
49-240	Store Owner Pricing	$17.00	$30.00
241-960	Store Owner Pricing	$15.00	$30.00
Box 12ct		Wholesale	Retail
1k-5k	Distributors only	$13.00	$30.00
5k and up	Distributors only	$11.00	$30.00

* All items cannot be sold for less than above pricing
*Any deviation ion price must be approved by mCig

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EXHIBIT C

MARKETING AND BRANDING STRATEGIES FOR THE PRODUCTS